Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-280509, No. 333-283285 and No. 333-260511) and Form S-8 (No. 333-275601, No. 333-172448, No. 333-222117, No. 333-235865 and No. 333-268379) of Contango Ore, Inc. of our report dated March 13, 2025, relating to the financial statements of Peak Gold, LLC appearing in this Annual Report on Form 10-K of Contango Ore, Inc. for the year ended December 31, 2024.

/s/Moss Adams LLP

Houston, Texas

March 17, 2025